Exhibit 10.2

                                LICENSE AGREEMENT


         This License Agreement ("Agreement") is entered into as of the 17th day of December, 1997, by and between Friedman, Billings, Ramsey Group, Inc., a Virginia corporation ("FBR Group"), and FBR Asset Investment Corporation, a Virginia corporation ("FBRAIC").


                                    RECITALS

         WHEREAS, FBR Group owns the name and mark "FBR", as used in connection with financial management, investment brokerage, and associated services, in both its typed word format (the "FBR Word Mark") and in the design format show in Exhibit A hereto (the "FBR Design Mark") (together, the "FBR Marks");

         WHEREAS, FBR Group owns the name and mark "Friedman, Billings, Ramsey & Co., Inc." as used in connection with financial management, investment brokerage, and associated services (the "Friedman, Billings Mark");

         WHEREAS, FBR Group has an application pending in the United States Patent & Trademark Office for federal registration of the FBR Word Mark, the FBR Design Mark, and the Friedman, Billings Mark as service marks (Application Serial Nos. 75-275,555; 75-275, 266; 75-275,261);

         WHEREAS, Friedman, Billings, Ramsey Investment Management, Inc. ("FBR Investment Management"), a wholly-owned subsidiary of FBR Group, has entered into a Management Agreement, dated December 17, 1997, with FBRAIC (the "Management Agreement"), pursuant to which FBR Investment Management has agreed to manage the assets and operations of FBRAIC;

         WHEREAS, FBRAIC intends to conduct its business in a manner described in the Private Placement Memorandum, dated December 11, 1997, attached hereto as Exhibit B (the "Memorandum");

         WHEREAS, in connection with the operation of its business, FBRAIC wishes to identify and promote itself under the FBR Word Mark and the FBR Design Mark;

         WHEREAS, FBR Group has not assigned to FBRAIC the FBR Marks; and

         WHEREAS, FBR Group and FBRAIC wish to set forth the terms and conditions pursuant to which FBRAIC may use the FBR Marks;

         NOW, THEREFORE, in consideration of the Recitals set forth above and of the covenants, conditions, and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. License. FBR Group hereby grants to FBRAIC a non-exclusive, no-fee license to use the FBR Marks, whether separate, together, or as part of the name "FBR Asset Investment Corporation", in connection with its operations as such are described in the Memorandum. FBRAIC understands and acknowledges that this license pertains only to the FBR Marks and does not include any other mark. In particular, FBRAIC understands and acknowledges that it acquires no right or license hereunder to use the Friedman, Billings Mark.

         2. Quality Control. The services that FBRAIC provides under the FBR Marks shall be of a first-rate nature and shall reflect well on FBR Group and the goodwill that FBR Group has developed in connection with the FBR Marks.

         3. Compliance with Applicable Laws. FBRAIC's operations under the FBR Marks shall comply with all applicable statutes, regulations, ordinances, and other laws.

         4. Trademark Notice. FBRAIC shall utilize proper trademark notice in connection with the FBR Marks whenever the FBR Marks appear in printed and published advertising and promotional pieces.

         5. Ownership of FBR Mark. FBR Group is and shall at all times remain the owner of all right, title, and interest in and to the FBR Marks. As the exclusive owner, FBR Group shall have the exclusive right to apply for, own, and maintain federal, state, or other registrations on the FBR Marks or similar marks. Upon request FBRAIC shall provide FBR Group with reasonable assistance in applying for and maintaining any such registrations of the FBR Marks, including providing trademark specimens. FBRAIC shall not, at any time during or after the Term of this Agreement, dispute or contest, directly or indirectly, FBR Group's exclusive right and title to the FBR Marks or any registrations thereof. All goodwill resulting from FBRAIC's use of the FBR Mark shall inure to the benefit of FBR Group. Nothing in this agreement shall restrict or limit FBR Group's right and ability to use or to license others to use the FBR Marks.

         6. Assignment; Sublicensing. FBRAIC shall not assign, license, or sublicense any of its rights or obligations under this Agreement without the express prior written approval of FBR Group, and such approval may be granted or withheld at FBR Group's discretion.

         7. Indemnification.

            A. By FBR Group. FBR Group shall indemnify and hold FBRAIC harmless from and against, and shall defend and reimburse FBRAIC for, any and all losses that FBRAIC may at any time suffer or incur, or become subject to, as a result of claims, actions, or proceedings alleging that FBRAIC's use of the FBR Marks in accordance with this Agreement infringes upon a prior, valid trademark right or similar proprietary right.

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

            B. By FBRAIC. FBRAIC shall indemnify and hold FBR Group harmless from and against, and shall defend and reimburse FBR Group for, any and all losses that FBR Group may at any time suffer or incur, or become subject to, as a result of any acts or omissions relating to FBRAIC's use of the FBR Marks not in accordance with this Agreement.

         8. Assistance in Enforcement of Trademark Rights. In the event that FBRAIC becomes aware of any actual or potential infringements of the FBR Marks by third parties, FBRAIC shall promptly notify FBR Group of such actual or potential infringements. FBR Group shall have the right to control any action to enforce its rights in the FBR Marks, including but not limited to litigation, arbitration, mediation, negotiation, or settlement. Such enforcement actions shall be at FBR Group's expense. FBRAIC shall provide FBR Group with reasonable assistance in any such actions. In the event that FBRAIC requests to control any such enforcement actions, and FBR Group grants such request, then the expenses of such enforcement actions shall be borne by FBRAIC.

         9. Relationship. Nothing in this Agreement shall render FBRAIC a franchisee or agent of FBR Group.

         10. Term. This Agreement shall remain in effect until the date upon which any Affiliate of FBR Group, as defined in the Memorandum, ceases to be the manager of FBRAIC.

         11. Termination. Either party may terminate this Agreement in the event of a material breach of this Agreement, or any provision hereof, by the other party, provided that the breaching party is given written notice of the breach and fails to cure the breach within sixty (60) days after receipt of such written notice.

         12. Cessation of Use. Within 90 days of the expiration or termination of this Agreement pursuant to Sections 10 or 11 hereof, FBRAIC shall cease all use of the FBR Marks, including its use of the FBR Marks as part of the name "FBR Asset Investment Corporation", and shall use its good faith reasonable efforts to remove the FBR Marks from its Certificate of Incorporation.

         13. Remedies. FBRAIC acknowledges that any use of the FBR Marks in excess of the license granted hereunder will cause irreparable harm to FBR Group and that, in addition to being entitled to exercise all rights granted to it by law, FBR Group will be entitled to seek preliminary and permanent injunctive relief to enforce this Agreement.

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

         14. Entire Agreement; Amendment; No Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, pertaining to the subject matter hereof. No amendment, supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar; nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         15. Governing Law. This Agreement shall be construed and interpreted according to the substantive laws of the Commonwealth of Virginia without regard to the conflicts of law rules thereof.

         16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         17. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         18. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                             SIGNATURE PAGE FOLLOWS

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



         IN WITNESS HEREOF, each party hereto has caused this License Agreement to be duly executed and delivered as of the day and year first written above.



                                       FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.



                                       By:    /s/ Emanuel J. Friedman
                                           -------------------------------------
                                       Name:  Emanuel J. Friedman
                                       Title: Chairman





                                       FBR ASSET INVESTMENT CORPORATION



                                       By:    /s/ W. Russell Ramsey
                                           -------------------------------------
                                       Name:  W. Russell Ramsey
                                       Title: President


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



                                    EXHIBIT A


                        FBR DESIGN MARK ("Pegasus" logo)



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